QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Select Income REIT

Alpha BT LLC, a Maryland Limited Liability Company

Hawaii Metamorphosis LLC, a Maryland Limited Liability Company

Hawaii MMGD LLC, a Maryland Limited Liability Company

Hawaii Phoenix Properties LLC, a Maryland Limited Liability Company

Higgins Properties LLC, a Maryland Limited Liability Company

LTMAC Properties LLC, a Maryland Limited Liability Company

Masters Properties LLC, a Maryland Limited Liability Company

Orville Properties LLC, a Maryland Limited Liability Company

RFRI Properties LLC, a Maryland Limited Liability Company

Robin 1 Properties LLC, a Maryland Limited Liability Company

SIR REIT, a Maryland Real Estate Investment Trust

SIR 300 Billerica Inc., a Maryland Corporation

SIR Campbell Place Inc., a Maryland Corporation

SIR Properties Trust, a Maryland Real Estate Investment Trust

SIR MA Realty Trust, a Massachusetts Nominee Trust

Tanaka Properties LLC, a Maryland Limited Liability Company

TedCal Properties LLC, a Maryland Limited Liability Company

TSM Properties LLC, a Maryland Limited Liability Company

Z&A Properties LLC, a Maryland Limited Liability Company

QuickLinks

  Exhibit 21.1